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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report on Security Capital Group Incorporated dated
March 27, 2002 and our report on ProLogis Trust dated March 21, 2000 into Security Capital Group Incorporated's previously filed Registration Statements File Nos. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533,
333-38537, 333-38539, 333-47926, 333-48167, 333-61395, 333-61401, 333-64979,
333-65688 and 333-65704.

                                                  ARTHUR ANDERSEN LLP




Chicago, Illinois
March 27, 2002